Exhibt 3.1b

C-102 Rev. 7/92

New Jersey Division of Revenue

Certificate of Amendment to the Certificate of Incorporation by the Incorporator(s)

(For Use by Domestic Profit and Nonprofit Corporations)

AMC

FILED

MAY - 6 2005

STATE TREASURER

Check Appropriate Statute:

x NJSA 14A 9-1 et seq. New Jersey Profit Corporation Act (File in Duplicate)

___ NJSA 15A 9-1 et seq. New Jersey Nonprofit Corporation Act (File in Triplicate)

The Undersigned Incorporator(s), for the purpose of amending the original Certificate of Incorporation, does (do) hereby execute the following Certificate of Amendment, pursuant to the provisions of the appropriate Statute, checked above, of the New Jersey Statutes.

1. Name of Corporation: Sarino 4 Corp.

2. Corporation number: 0400090728

3. Article 5 of the Certificate of Incorporation is hereby amended to read as follows.
The Capital Stock of the company shall consist of:
Common Stock 200,000,000 shares $0.0001 par value
Preferred Stock 50,000,000 shares $0.0001 par value

4. The foregoing amendment was adopted by the unanimous consent of the Incorporator(s) before the organization meeting of the first Board of Directors/Trustees

5. Other provisions. None

Signature: [signature] Vincent L. Vardirame Date: 5/4/05

Signature: Date:

Signature: Date:

Signature: Date:

Signature: Date:

Signature: Date:

NJ Division of Revenue, PO Box 308, Trenton, NJ 08625

S1548776
J2927011

0400090728